EXHIBIT 99.1

Adaptive Biotechnologies Reports Second Quarter 2022 Financial Results

SEATTLE, August 3, 2022 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended June 30, 2022.

“We are pleased to deliver another strong quarter across both the MRD and Immune Medicine businesses,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “I am encouraged by the MRD business momentum as more clinical data and reimbursement decisions continue to drive clonoSEQ adoption. In parallel, data emerging from our immune medicine platform has led to growing interest from pharma partners that will drive revenue and may accelerate diagnostic use cases and potential drug discovery opportunities.”

Recent Highlights

•	Revenue of $43.7 million for the second quarter 2022, representing a 13% increase from the second quarter 2021.
•	clonoSEQ test volume in the second quarter 2022 grew 53% versus the second quarter of prior year and 17% over the first quarter of 2022.
•	Received expanded Medicare coverage of clonoSEQ for assessment of MRD in patients with Diffuse Large B-Cell Lymphoma (DLBCL).
•	Signed a new pan-portfolio agreement with major partner for the use of clonoSEQ to measure MRD as a clinical endpoint.
•	Sharpened focus on Immune Medicine commercialization strategy to prioritize pharma partnering and drug discovery opportunities.

Second Quarter 2022 Financial Results

Revenue was $43.7 million for the quarter ended June 30, 2022, representing a 13% increase from the second quarter in the prior year. Immune Medicine revenue was $22.4 million for the quarter, representing a 3% decrease from the second quarter in the prior year. MRD revenue was $21.3 million for the quarter, representing a 38% increase from the second quarter in the prior year.

Operating expenses were $96.2 million for the second quarter of 2022, compared to $88.3 million in the second quarter of the prior year, representing an increase of 9%.

Net loss was $52.1 million for the second quarter of 2022, compared to $49.3 million for the same period in 2021.

Cash, cash equivalents and marketable securities was $450.7 million as of June 30, 2022.

2022 Financial Guidance

Adaptive Biotechnologies reiterates full year 2022 revenue to be in the range of $185 million to $195 million.

We now expect full year 2022 operating expenses to be between $410 million and $415 million compared to the previous expectation of $425 million to $435 million.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its second quarter 2022 financial results after market close on Wednesday, August 3, 2022 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics and drug discovery. We have commercial products and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune disorders, and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

ADAPTIVE MEDIA
Laura Cooper
205-908-5603
media@adaptivebiotech.com

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
Carrie Mendivil, Gilmartin Group
investors@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$43,660	$38,505	$82,280	$76,947
Operating expenses
Cost of revenue	13,221	10,765	26,413	20,756
Research and development	37,037	37,800	74,876	71,572
Sales and marketing	24,281	23,216	50,374	43,820
General and administrative	21,200	16,066	45,344	31,002
Amortization of intangible assets	423	423	842	842
Total operating expenses	96,162	88,270	197,849	167,992
Loss from operations	(52,502)	(49,765)	(115,569)	(91,045)
Interest and other income, net	418	464	689	1,102
Net loss	(52,084)	(49,301)	(114,880)	(89,943)
Add: Net loss attributable to noncontrolling interest	38	—	98	—
Net loss attributable to Adaptive Biotechnologies Corporation	$(52,046)	$(49,301)	$(114,782)	$(89,943)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.37)	$(0.35)	$(0.81)	$(0.64)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	142,363,589	140,359,317	142,032,261	139,667,380

Adaptive Biotechnologies

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$76,412	$139,065
Short-term marketable securities (amortized cost of $310,999 and $214,115, respectively)	307,326	213,996
Accounts receivable, net	23,712	17,409
Inventory	18,778	19,263
Prepaid expenses and other current assets	12,347	13,015
Total current assets	438,575	402,748
Long-term assets
Property and equipment, net	86,852	85,262
Operating lease right-of-use assets	84,398	87,678
Long-term marketable securities (amortized cost of $69,055 and $218,163, respectively)	66,928	217,145
Restricted cash	2,446	2,138
Intangible assets, net	7,684	8,526
Goodwill	118,972	118,972
Other assets	778	875
Total assets	$806,633	$923,344
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$2,720	$3,307
Accrued liabilities	9,447	9,343
Accrued compensation and benefits	9,772	15,642
Current portion of operating lease liabilities	8,615	5,055
Current portion of deferred revenue	80,914	80,460
Total current liabilities	111,468	113,807
Long-term liabilities
Operating lease liabilities, less current portion	102,727	106,685
Deferred revenue, less current portion	74,122	98,750
Total liabilities	288,317	319,242
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at June 30, 2022 and December 31, 2021; no shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at June 30, 2022 and December 31, 2021; 142,784,868 and 141,393,865 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	14	14
Additional paid-in capital	1,357,763	1,324,006
Accumulated other comprehensive loss	(5,800)	(1,137)
Accumulated deficit	(833,673)	(718,891)
Total Adaptive Biotechnologies Corporation shareholders’ equity	518,304	603,992
Noncontrolling interest	12	110
Total shareholders’ equity	518,316	604,102
Total liabilities and shareholders’ equity	$806,633	$923,344